UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2030 Main Street, Suite 1500

Irvine, California 92614

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (949) 526-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation	FD Disclosure.

On October 27, 2016, Aerie Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the topline results from the Company’s 6-month Phase 3 “Rocket 4” clinical trial for its product candidate, RhopressaTM (netarsudil ophthalmic solution) 0.02% and separately announcing the withdrawal of the RhopressaTM NDA, with the expectation of refiling in January 2017. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

On or after October 27, 2016, representatives of the Company may present to various investors the information about the topline results of Rocket 4 described in the slides attached to this report as Exhibit 99.2 hereto, which is hereby incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial	Statements and Exhibits.

(d) Exhibits.

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press Release dated October 27, 2016.

99.2	RhopressaTM (netarsudil ophthalmic solution) 0.02% Rocket 4 Phase 3 Topline Results dated October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: October 27, 2016	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated October 27, 2016.

99.2	RhopressaTM (netarsudil ophthalmic solution) 0.02% Rocket 4 Phase 3 Topline Results dated October 27, 2016.